Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-54847) of Tiffany & Co. of our report dated July 9, 2004 relating to the financial statements and supplemental schedule of the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
July 20, 2004